                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /x/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               SALANT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                               SALANT CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 1995
                              -------------------

To the Stockholders of Salant Corporation:

    The Annual Meeting of Stockholders of Salant Corporation ("Salant") will be held at the offices of Salant, 36th Floor, 1114 Avenue of the Americas, New York, New York on Tuesday, May 9, 1995, at 10:00 a.m., New York City time, for the following purposes:

        (1) Electing three directors for terms ending at the 1998 Annual Meeting of Stockholders;

        (2) Ratifying the appointment of Deloitte & Touche as independent auditors for Salant for the fiscal year ending December 30, 1995; and

        (3) Transacting such other business as may properly come before the Annual Meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on March 21, 1995 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

    Stockholders, whether or not they expect to attend the Annual Meeting personally, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope, which requires no postage. Stockholders may revoke their proxy at any time before it is voted by filing with the Secretary of Salant a written revocation or a proxy bearing a later date, or by attending and voting at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          JOHN S. RODGERS
                                          SECRETARY

New York, New York
March 31, 1995

                               SALANT CORPORATION
                          1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                              -------------------

                                PROXY STATEMENT
                                 MARCH 31, 1995

                              -------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished to holders of common stock, par value $1.00 per share (the "Common Stock"), of Salant Corporation (the "Company" or "Salant") in connection with the solicitation of proxies by the Company to be voted at the Annual Meeting of Stockholders to be held on Tuesday, May 9, 1995 (the "Annual Meeting"), or any adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation of proxies by mail, some of the officers, directors, and/or regular employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegraph, facsimile or in person. Proxies may also be solicited by Chemical Bank at a cost of approximately $3,200 plus out-of-pocket expenses. The Company will, upon request, reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in forwarding proxy material to their principals. The Company's principal offices are located at 1114 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 221-7500. The mailing of this Proxy Statement to stockholders of the Company will commence on or about March 31, 1995.

    Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. On matters brought before the Annual Meeting as to which a choice has been specified by stockholders on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of the three nominees listed in this Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche as independent auditors for the Company for its fiscal year ending December 30, 1995. Other business, if any, brought before the Annual Meeting shall be voted FOR or AGAINST by the persons designated to vote the proxies as they, in their discretion, determine.

    Stockholders giving a proxy may revoke it by notice in writing delivered to the Secretary of the Company or by delivering a later dated proxy to the Secretary of the Company, in either case, at any time before it is exercised. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Stockholders who wish to vote in person at the Annual Meeting despite execution of a proxy, should contact the Secretary of the Company.

    Only stockholders of record on March 21, 1995 are entitled to vote at the Annual Meeting. At that date, Salant had outstanding and entitled to vote 14,245,792 shares of Common Stock held by 1,205 stockholders of record. For information regarding the current ownership of Common Stock by the Company's principal stockholders and management, see "Security Ownership of Principal Stockholders" and "Security Ownership of Management" herein.

    The Annual Report to Stockholders for the fiscal year ended December 31, 1994 (the "1994 fiscal year"), which includes a copy of Salant's Form 10-K Report for the 1994 fiscal year, as filed with the Securities and Exchange Commission, is enclosed herewith.

                             ELECTION OF DIRECTORS

    Salant's Board of Directors consists of nine members, divided into three classes, each class consisting of three members. The term of office for the first class ("Class One") will expire at the 1997 Annual Meeting; the term of the second class ("Class Two") will expire at the 1998 Annual Meeting; and the term of the third class ("Class Three") will expire at the 1996 Annual Meeting. As a result of the death in 1994 of Stanley R. Klion, there are currently only eight members of the Board of Directors.

    The names, principal occupations (currently and for at least the preceding five years) and other information concerning nominees proposed for election to the Board of Directors and continuing directors are presented below. All of the nominees for the office of director are currently directors of Salant and each has served continuously since the year indicated. Proxies will be voted for all such nominees, unless marked to the contrary.

    Pursuant to the Company's Plan of Reorganization (the "Plan of Reorganization"), which was consummated on September 20, 1993 (the "Consummation Date"), the Company entered into an agreement (the "Apollo Agreement") with Apollo Apparel Partners, L.P. ("Apollo Apparel"), which, as a result of the consummation of the Plan of Reorganization, is the largest stockholder of the Company. Under the Apollo Agreement, Salant must use its best efforts to cause the Board of Directors to consist of nine members. In addition, if Salant nominates an Apollo Apparel designee for election at the Annual Meeting to serve in Class Two, Apollo Apparel will vote in favor of all Salant's nominees to Class Two at the Annual Meeting. Mr. Cogut is Apollo Apparel's designee to Class Two. The Apollo Agreement does not address elections of directors after this Annual Meeting. For a summary of certain terms of the Apollo Agreement and a related registration rights agreement, see "Certain Relationships and Related Transactions" herein.

    Salant believes that each nominee will serve as a director, but should any such nominee be unable to serve as a director or withdraws from nomination, proxies will be voted for the election of such substitute nominee as the Board of Directors may propose.

NOMINEES FOR TERM ENDING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

    Craig M. Cogut, age 41, is one of the founding principals of Apollo Advisors, L.P., the managing general partner of Apollo Investment Fund, L.P. and AIF II, L.P., related securities investment funds, and Lion Advisors, L.P., which serves as investment advisor to and representative for certain institutional investors with respect to securities investments. AIF II, L.P. is the general partner of Apollo Apparel, the largest stockholder of Salant. From prior to 1989 to 1990, Mr. Cogut was a consultant and legal advisor principally to Drexel Burnham Lambert Incorporated and associated entities. Mr. Cogut is also a director of Gillett Holdings, Inc., an operator of television stations and Vail and Beaver Creek ski resorts; Envirotest Systems Corp., Inc., an emissions testing firm; and Interco Incorporated, a manufacturer of furniture, and a manufacturer and retailer of footwear. Mr. Cogut has served as a director of the Company since September 1993.

    Bruce F. Roberts, age 71, has been Executive Director of the Textile Distributors Association, a trade association, since September 1990. Between June 1986 and September 1990, Mr. Roberts was Senior Vice President--Corporate Relations at Spring Industries, a textile manufacturer. Mr. Roberts has served as a director of the Company since September 1993.

    Marvin Schiller, age 61, was Managing Director of A. T. Kearney, Inc., a management consulting firm, since May 1983 until his retirement as of January 1995. Dr. Schiller is also a director of Alpine Lace Brands, Inc., a manufacturer of low fat cheese; LePercq-Istel Fund, Inc., a mutual fund; and Strategic Agricultural Management Corp., a software developer and marketer. Dr. Schiller has served as a director of the Company since 1983.

CONTINUING DIRECTORS

    Nicholas P. DiPaolo, age 53, has been Chairman of the Board of Directors, President and Chief Executive Officer of Salant since September 20, 1993. He had been President and Chief Operating Officer since September 1988 and President and Chief Operating Officer of Manhattan Industries, Inc. ("Manhattan") (acquired by Salant in 1988) from June 1986 to September 1988. Mr. DiPaolo has served as a director of the Company since 1989.

    Ann Dibble Jordan, age 60, has been an independent consultant for the last five years. Ms. Dibble Jordan is a director of Johnson & Johnson Corporation, a manufacturer and marketer of consumer healthcare products; Capital Cities-ABC, Inc., an operator of radio stations, television stations and a television network; The Travelers Corporation, a financial services and insurance firm; National Health Laboratories, Inc., a commercial laboratory testing firm; The Hechinger Company, a retailer of home improvement products; and Automatic Data Processing, Inc., a computer services company. Ms. Dibble Jordan has served as a director of the Company since September 1993.

    Harold Leppo, age 58, has been an independent retail consultant for more than the past five years. Mr. Leppo is a director of Bradlees Inc., an operator of discount stores; Filene's Basement, an operator of retail clothing stores; Napien Co., a jewelry manufacturer; and Royce Hosiery Mills, Inc., a hosiery manufacturer. Mr. Leppo has served as a director of the Company since September 1993.

    John S. Rodgers, age 65, has been Executive Vice President, Secretary and Senior Counsel of Salant since September 20, 1993. Prior to that time, Mr. Rodgers had been Chairman of the Board of Directors of the Company since March 1991 and previously Vice Chairman of the Board since September 1988. Mr. Rodgers has been Senior Counsel since June 1993 and General Counsel for more than the previous five years. In addition, he has been Secretary for more than the past five years and has served as a director of the Company since 1973.

    Edward M. Yorke, age 36, is a limited partner of Apollo Advisors, L.P., and has been an officer of Apollo Capital Management Inc., the general partner of Apollo Advisors, L.P., since 1992. Apollo Advisors, L.P. is the managing general partner of Apollo Investment Fund, L.P. and AIF II, L.P., related securities investment funds. AIF II, L.P. is the general partner of Apollo Apparel, the largest stockholder of Salant. Mr. Yorke is also a limited partner of Lion Advisors, L.P. and has been, since 1992, an officer of Lion Capital Management, Inc., the general partner of Lion Advisors, L.P. Lion Advisors, L.P. principally serves as investment advisor to and representative for certain institutional investors with respect to securities investments. From 1990 to 1992, Mr. Yorke was a vice president in the high yield capital markets group of BT Securities Corp. From prior to 1989 to 1990, Mr. Yorke was a member of the mergers and acquisitions group of Drexel Burnham Lambert Incorporated. Mr. Yorke is a director of Aris Industries, Inc., an apparel manufacturer; Big Flower Press, Inc., a commercial printer; and Webcraft Technologies, Inc., a commercial printer. Mr. Yorke has served as a director of the Company since September 1993.

OTHER INFORMATION REGARDING THE DIRECTORS

    During the 1994 fiscal year, there were five meetings of the Board of Directors. Directors who are not employees of Salant are paid an annual retainer of $13,000 and an additional fee of $600 for attendance at each meeting of the Board of Directors or of a committee of the Board (other than the Executive Committee) as well as $5,000 per year for service on the Executive Committee, $3,000 per year for service on the Audit Committee, $2,000 per year for service on the Compensation Committee, $2,000 per year for service on the Qualified Plan Committee and $1,000 per year for service on the Nominating Committee. In addition, the Chairman of each Committee is paid an annual fee of $1,000. During the 1994 fiscal year, none of the directors attended fewer than 75 percent of the aggregate number of meetings held by (i) the Board during the period that he or she served as a director and (ii) the Committees of which he or she was a member during the period that he or she served on these Committees.

    The Board has established five standing committees to assist it in the discharge of its responsibilities.

    The Executive Committee met three times during the 1994 fiscal year. The members of the Executive Committee are Messrs. Cogut, DiPaolo and Schiller. The Executive Committee, to the extent permitted by law, may exercise all the power of the Board during intervals between meetings of the Board.

    The Audit Committee met twice during the 1994 fiscal year. The members of the Audit Committee are Messrs. Leppo, Roberts and Yorke. The Committee meets independently with the Manager of the Internal Audit Department, representatives of Salant's independent auditors and the Company's Chief Financial Officer and reviews the general scope of the audit, the annual financial statements of the Company and the related audit report, the fees charged by the independent auditors and matters relating to internal control systems. The Committee is responsible for reviewing and monitoring the performance of non-audit services by Salant's independent auditors and for recommending the selection of Salant's independent auditors to the Board.

    The Compensation and Stock Plan Committees met three times during the 1994 fiscal year. The members of the Committees are Messrs. Leppo, Schiller and Yorke. The Committees are responsible for reviewing and recommending to the Board compensation for officers and certain other management employees and for administering the stock plans.

    The Nominating Committee met once during the 1994 fiscal year. The members of the Nominating Committee are Ms. Dibble Jordan and Messrs. Cogut and Roberts. The Committee is responsible for proposing nominees for director for election by the stockholders at each Annual Meeting and proposing candidates to fill any vacancies on the Board. The Committee has not determined whether it will consider candidates proposed by stockholders for membership on the Board.

    The Qualified Plan Committee met once during the 1994 fiscal year. The members of the Qualified Plan Committee are Ms. Dibble Jordan and Messrs. Roberts and Rodgers. The Committee is responsible for overseeing the administration of the Company's pension and savings plans.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the executive officers of Salant:

                                                                                                            OFFICER OF
            NAME                   AGE                        POSITIONS AND OFFICES                        SALANT SINCE
-----------------------------  -----------  ----------------------------------------------------------  ------------------
Nicholas P. DiPaolo..........          53   Chairman of the Board, President and Chief Executive            September 1988
                                              Officer
John S. Rodgers..............          65   Executive Vice President, Secretary and Senior Counsel;              June 1959
                                              Director
Herbert R. Aronson...........          73   Executive Vice President                                          October 1990
Elliot M. Lavigne............          42   Executive Vice President, Marketing;                              January 1994
                                              Chairman of the Perry Ellis Division
Richard P. Randall...........          57   Senior Vice President and Chief Financial Officer                December 1990
Todd Kahn....................          31   Vice President, General Counsel and Assistant Secretary              June 1993

    Each of the executive officers of Salant was elected at a meeting of the Board of Directors and will serve until the next Annual Meeting of the Board of Directors or until his successor has been duly elected and qualified.

    Mr. Aronson was elected Executive Vice President of Salant on October 3, 1990. He had been President of the Manhattan Menswear Group, a division of Salant, from May 1988 to October 1990. Previously, he was Chairman of the Manhattan Accessories Division of Manhattan from 1970 to 1988.

    Mr. Lavigne was elected Executive Vice President, Marketing, of Salant and Chairman of the Perry Ellis Division on January 3, 1994. He had been President of the Perry Ellis Division from June 1987 to January 1994 and an independent consultant to the Perry Ellis Division from June 1984 until June 1987.

    Mr. Randall was elected Senior Vice President, Treasurer and Chief Financial Officer of Salant on December 30, 1990. On September 20, 1994, Mr. Randall voluntarily relinquished the position of Treasurer, and the Company promoted William R. Bennett from Assistant Treasurer to Treasurer. From June 1988 to

November 1990, when he joined the Company, Mr. Randall had been an independent consultant. Previously, Mr. Randall had been Executive Vice President of Heron Communications, Inc. from January 1987 to June 1988.

    Mr. Kahn was elected Vice President and General Counsel on June 1, 1993 and Assistant Secretary on September 22, 1993. He had been an attorney with the law firm of Fried, Frank, Harris, Shriver & Jacobson, outside counsel to the Company, since September 1988.

    For a summary of the business experience for the past five years of Messrs. DiPaolo and Rodgers, see "Election of Directors" herein.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information as of March 21, 1995 with respect to each person who is known to Salant to be the "beneficial owner" (as defined in regulations of the Securities and Exchange Commission) of more than 5% of the outstanding shares of Common Stock.

                    BENEFICIAL OWNERS OF MORE THAN 5% OF THE
                   OUTSTANDING SHARES OF SALANT COMMON STOCK

                                NAME AND ADDRESS                                  AMOUNT AND NATURE OF  PERCENT OF
                              OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP     CLASS
--------------------------------------------------------------------------------  --------------------  -----------
Apollo Apparel Partners, L.P....................................................         5,924,352           41.6%(a)
  c/o Apollo Advisors, L.P.
  Two Manhattanville Road
  Purchase, New York 10577

John S. Rodgers.................................................................           812,230(b)         5.6%(c)
  1114 Avenue of the Americas
  New York, New York 10036

Heine Securities Corporation....................................................           785,300(d)         5.5%(a)
Michael F. Price
  51 J.F.K. Parkway
  Short Hills, New Jersey 07078

--------------

(a) This percentage is calculated on the basis of 14,245,792 shares outstanding as of March 21, 1995, excluding those shares held by or for the account of Salant.

(b) This amount includes 472,780 shares held directly by Mr. Rodgers, 2,263 shares held through the Company's Long Term Savings and Investment Plan (the "Savings Plan") 5,923 shares held by the Margaret S. Vickery Trust, of which Mr. Rodgers is a co-trustee, 325,570 shares issuable upon the exercise of Salant B Warrants held directly by Mr. Rodgers, 4,028 shares issuable upon the exercise of Salant B Warrants held by the Margaret S. Vickery Trust and 1,666 shares issuable upon the exercise of stock options that are exercisable on and after March 21, 1995. As to the shares held by the Margaret S. Vickery Trust, Mr. Rodgers shares voting and investment power with a co-trustee, and, as to the Salant B Warrants held by the Trust, Mr. Rodgers shares investment power with a co-trustee. He disclaims beneficial ownership with respect to the shares and the Salant B Warrants held by the Trust.

(c) This percentage is calculated on the basis of 14,245,792 shares outstanding as of March 21, 1995 (excluding those shares held by or for the account of Salant) plus 329,598 shares issuable upon the exercise of Salant B Warrants and 1,666 shares issuable upon the exercise of stock options that are exercisable on and after March 21, 1995.

(d) Heine Securities Corporation ("HSC") has sole investment discretion and voting authority with respect to these shares. Mr. Price is president of HSC, in which capacity he exercises voting control and dispositive power over such shares. HSC and Mr. Price each disclaims beneficial ownership of such shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information as of March 21, 1995 with respect to the beneficial ownership of Common Stock by each of the directors of Salant, the Chief Executive Officer and each of the four most highly compensated other executive officers of Salant (the "Named Executive Officers") and all directors and executive officers of Salant as a group.

                 BENEFICIAL OWNERSHIP OF SALANT COMMON STOCK BY
                   DIRECTORS AND EXECUTIVE OFFICERS OF SALANT

                                                                                 AMOUNT AND NATURE OF
                                                                                      BENEFICIAL        PERCENT OF
NAME OF BENEFICIAL OWNER                                                             OWNERSHIP(A)        CLASS(B)
------------------------------------------------------------------------------  ----------------------  -----------
Herbert R. Aronson............................................................             68,333(c)         *
Craig M. Cogut................................................................          5,925,652(d)(e)      41.6%
Nicholas P. DiPaolo...........................................................            425,224(f)          2.9%
Ann Dibble Jordan.............................................................              1,300(e)         *
Elliot M. Lavigne.............................................................             67,608(g)         *
Harold Leppo..................................................................              1,300(e)         *
Richard P. Randall............................................................             95,404(h)         *
Bruce F. Roberts..............................................................              5,796(i)         *
John S. Rodgers...............................................................            812,230(j)          5.6%
Marvin Schiller...............................................................              6,214(k)         *
Edward M. Yorke...............................................................          5,925,652(d)(e)      41.6%
All directors and executive officers as a group (12 persons)..................          7,420,027(l)         48.9%

--------------

*    Represents less than one percent.

(a) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days following March 21, 1995.

(b) As of March 21, 1995, there were 14,245,792 shares outstanding, excluding those shares held by or for the account of Salant. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has the right to acquire within 60 days following March 21, 1995 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(c) This amount includes 20,000 shares held directly and 48,333 shares issuable upon the exercise of stock options.

(d) As of March 21, 1995, Apollo Apparel Partners, L.P. beneficially owned 5,924,352 shares of Common Stock. The general partner of Apollo Apparel Partners, L.P. is AIF II, L.P., the managing general partner of which is Apollo Advisors, L.P. Messrs. Cogut and Yorke are each limited partners of Apollo Advisors, L.P. Messrs. Cogut and Yorke each disclaims beneficial ownership of any shares of Common Stock held by Apollo Apparel Partners, L.P.

(e) This amount includes 1,300 shares issuable upon the exercise of stock options.

(f) This amount includes 41,148 shares held directly (including 2,800 shares held by members of Mr. DiPaolo's immediate family), 676 shares held through the Savings Plan, 3,400 shares issuable upon the exercise of Salant B Warrants and 380,000 shares issuable upon the exercise of stock options.

(g) This amount includes 775 shares held through the Savings Plan and 66,833 shares issuable upon the exercise of stock options.

(h) This amount includes 2,000 shares held directly, 71 shares held through the Savings Plan and 93,333 shares issuable upon the exercise of stock options.

(i) This amount includes 3,000 shares held directly, 1,496 shares issuable upon the exercise of Salant B Warrants and 1,300 shares issuable upon the exercise of stock options.

(j) This amount includes 472,780 shares held directly by Mr. Rodgers, 2,263 shares held through the Savings Plan, 5,923 shares held by the Margaret S.
     Vickery Trust, of which Mr. Rodgers is a co-trustee, 325,570 shares issuable upon the exercise of Salant B Warrants held directly by Mr.
     Rodgers, 4,028 shares issuable upon the exercise of Salant B Warrants held by the Margaret S. Vickery Trust and 1,666 shares issuable upon the exercise of stock options that are exercisable on and after March 21, 1995.
     As to the shares held by the Margaret S. Vickery Trust, Mr. Rodgers shares voting and investment power with a co-trustee, and, as to the Salant B
     Warrants held by the Trust, Mr. Rodgers shares investment power with a co-trustee. He disclaims beneficial ownership with respect to the shares and the Salant B Warrants held by the Trust.

(k) This amount includes 1,234 shares held directly, 680 shares issuable upon the exercise of Salant B Warrants and 4,300 shares issuable upon the exercise of stock options.

(l)  The 7,420,027 shares held by all directors and executive officers of Salant as  a group  counts the 5,924,352  shares held by  Apollo Apparel Partners,
     L.P. (discussed in note (d) above) once. Such shares include (i)  6,473,437 shares  held  directly  by,  or attributable  to,  directors  and executive officers, (ii)  3,785 shares  held through  the Savings  Plan by  executive officers,  (iii)  335,174 shares  issuable upon  the  exercise of  Salant B
     Warrants held by Messrs.  DiPaolo, Roberts, Rodgers  and Schiller and  (iv)
     607,631  shares issuable  upon the  exercise of  stock options  held by all directors and executive  officers that  are exercisable on,  or may  become exercisable within sixty days of, March 21, 1995.

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 3, 4 and 5. The Company undertakes to make such filings on behalf of its officers and certain directors. Based on written representations of the reporting persons, the Company believes that during the fiscal year ended December 31, 1994, such persons complied with all applicable Section 16(a) filing requirements, with the following exception: Mr. Aronson filed the appropriate reports of sales of 21,100 shares of Common Stock and 2,108 Salant B Warrants, but inadvertently omitted to file those reports in a timely manner.

                             EXECUTIVE COMPENSATION

    The following table sets forth all compensation paid or accrued by Salant for fiscal years 1992 through 1994 for services in all capacities to the Company by the Chief Executive Officer and each of the four most highly compensated other executive officers of Salant who were serving as executive officers at the end of the last complete fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                         ANNUAL COMPENSATION(A)
                                                                ----------------------------------------
                                                                                              OTHER
                                                                                              ANNUAL
NAME              PRINCIPAL POSITIONS                      YEAR  SALARY      BONUS         COMPENSATION
----------------  ---------------------------------------- ---- --------  ------------    --------------
Nicholas P.       Chairman, President
DiPaolo.........    and Chief Executive Officer            1994 $600,000  $  1,106,000(c)         0
                  Chairman, President and Chief Executive
                    Officer(b)                             1993  525,000       862,500(d)         0
                  President and Chief Executive Officer    1992  450,000             0            0
John S.           Executive Vice President, Senior Counsel
Rodgers.........    and Secretary                          1994  225,000             0            0
                  Executive Vice President, Senior Counsel
                    and Secretary(b)                       1993  200,000       100,000            0
                  Chairman, General Counsel and Secretary  1992  125,000             0            0
Herbert R.        Executive Vice President
Aronson.........                                           1994  350,000             0            0
                  Executive Vice President                 1993  350,000             0            0
                  Executive Vice President                 1992  350,000             0            0
Elliot M.         Executive Vice President, Marketing;
Lavigne.........    Chairman of the Perry Ellis Division   1994  475,000       435,000            0
                  President of the Perry Ellis Division    1993  400,000     1,336,406(h)         0
                  President of the Perry Ellis Division    1992  313,000       661,500            0
Richard P.        Senior Vice President and Chief
Randall.........    Financial Officer                      1994  280,000             0            0
                  Senior Vice President, Treasurer, and
                    Chief Financial Officer                1993  250,000       390,000(i)         0
                  Senior Vice President, Treasurer, and
                    Chief Financial Officer                1992  210,000             0            0

                                 LONG-TERM COMPENSATION
                  -----------------------------------------------------
                               NUMBER OF
                               SECURITIES
                  RESTRICTED   UNDERLYING    LONG-TERM
                    STOCK       OPTIONS      INCENTIVE      ALL OTHER
NAME                AWARDS      GRANTED       PAYOUTS     COMPENSATION
----------------  ----------  ------------   ----------   -------------
Nicholas P.
DiPaolo.........          0           0            0      $   22,239(e)
                          0           0            0          91,055
John S.                   0           0            0          22,216
Rodgers.........          0           0            0           1,754(f)
                          0       5,000            0           1,605
Herbert R.                0           0            0           1,562
Aronson.........          0      10,000            0               0
                          0      35,000            0               0
Elliot M.                 0      50,000(g)         0               0
Lavigne.........          0           0            0           1,800(f)
                          0     100,000            0           1,799
Richard P.                0           0            0           1,746
Randall.........          0      10,000            0           1,800(f)
                          0      70,000            0           1,799
                          0           0            0           1,491

------------------
(a)  Includes amounts earned in fiscal year, whether or not deferred.
(b) Mr. DiPaolo was elected Chairman and Mr. Rodgers was elected Executive Vice President on September 20, 1993.
(c)  Consists  of  the  final  installment of  the  consummation  bonus, payable pursuant to the 1993 DiPaolo Agreement (see "Employment Agreements" herein), of $300,000 together with a cash payment of $806,000 to offset the tax consequences of Mr. DiPaolo's consummation bonus received in 1993 and 1994.
(d) Consists of bonuses, payable pursuant to the 1993 DiPaolo Agreement, of $262,500, based on the achievement of a performance target in fiscal year 1993, and $600,000, representing the payment of two installments of the consummation bonus, which became payable upon the consummation of the Plan of Reorganization.
(e) Consists of (i) premiums of $20,439 under a life insurance/salary continuation plan and (ii) matching contributions of $1,800 under the Savings Plan.
(f)  Matching contributions under the Savings Plan.
(g) These options (the "1992 Options") were issued in 1992 as a replacement for 50,000 options of the 100,000 that were issued in 1991. When certain performance-based vesting conditions were not met, 25,000 of the 1992 Options expired at the end of 1992 and the remaining 25,000 of the 1992 Options expired at the end of 1993.
(h) Consists of bonuses, payable pursuant to an employment agreement, dated May 1, 1991, and the Lavigne Agreement (see "Employment Agreements" herein), of $533,000, equal to 5% of the Pretax Income (as such term is defined in the Lavigne Agreement) of the Perry Ellis Division and as a result of the overachievement by 110% of the 1991, 1992 and 1993 aggregate performance targets for the Perry Ellis Division (i) the forgiveness of a $450,000 loan, plus $103,406 of interest and (ii) a $250,000 cash payment.
(i) Consists of bonuses, payable pursuant to the Randall Agreement (see "Employment Agreements" herein), of $90,000, based on the achievement of a performance target in fiscal year 1993, and $300,000, which became payable upon the consummation of the Plan of Reorganization.

    The following table sets forth information with respect to grants to the Named Executive Officers of options to purchase Common Stock in the last fiscal year.

                      OPTION GRANTS IN LAST FISCAL YEAR(A)

                                                                                                   POTENTIAL REALIZABLE
                                                                                                          VALUE
                                                            INDIVIDUAL GRANTS                       AT ASSUMED ANNUAL
                                          ------------------------------------------------------          RATES
                                           NUMBER OF                                                  OF STOCK PRICE
                                          SECURITIES     % OF TOTAL                                    APPRECIATION
                                          UNDERLYING       OPTION                                    FOR OPTION TERM
                                            OPTIONS      GRANTED TO      EXERCISE    EXPIRATION   ----------------------
NAME                                        GRANTED     EMPLOYEES(B)     PRICE(C)       DATE          5%         10%
----------------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
Nicholas P. DiPaolo.....................           0           0.00%     $    0.00           --   $        0  $        0
John S. Rodgers.........................           0           0.00           0.00           --            0           0
Herbert R. Aronson......................      10,000(d)        16.88          4.94     10/31/04       31,027      78,666
Elliot M. Lavigne.......................           0           0.00           0.00           --            0           0
Richard P. Randall......................      10,000(d)        16.88          4.94     10/31/04       31,027      78,666

--------------

(a)  No stock appreciation rights were granted during fiscal year 1994.

(b) This percentage is calculated on the basis of 59,250 shares granted to all employees.

(c)  Market price of the Common Stock on the date of grant.

(d) The option becomes exercisable with respect to one-third of the shares on October 31 in each of 1995, 1996 and 1997.

OPTION EXERCISES AND VALUES FOR FISCAL YEAR 1994

    The following table sets forth as of December 31, 1994, for each of the Named Executive Officers (i) the total number of shares of Common Stock received upon exercise of options during fiscal year 1994, (ii) the value realized upon such exercise, (iii) the total number of unexercised options to purchase Common Stock (exercisable and unexercisable) held, and (iv) the value of such options which were in-the-money at December 31, 1994 (based on the difference between the closing price of Common Stock on December 30, 1994, the last trading day of the fiscal year ended December 31, 1994, and the exercise price of the option). The Company has not issued any stock appreciation rights.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                        TOTAL VALUE OF
                                                                         NUMBER OF SECURITIES            UNEXERCISED,
                                                                        UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                               OPTIONS              OPTIONS HELD AT FISCAL
                                   NUMBER OF SHARES                       AT FISCAL YEAR-END             YEAR-END(A)
                                      ACQUIRED ON          VALUE      --------------------------  --------------------------
NAME                                   EXERCISE          REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------  -------------------  -------------  -----------  -------------  -----------  -------------
Nicholas P. DiPaolo.............               0         $       0       380,000             0     $ 575,000    $         0
John S. Rodgers.................               0                 0         1,666         3,334             0              0
Herbert R. Aronson..............          40,000           226,250        38,333        33,334        35,000          8,100
Elliot M. Lavigne...............         100,000           612,500        66,833        66,667         6,750              0
Richard P. Randall..............               0                 0        73,333        56,667       187,500          8,100

--------------

(a) The closing price of the Common Stock on December 30, 1994, the last trading day of the fiscal year ended December 31, 1994, was $5.75 per share.

                               PERFORMANCE GRAPH

    The following table compares the cumulative total shareholder return on Salant Common Stock with the cumulative total shareholder returns of (x) the S&P 500 Textile-Apparel Manufacturers index and (y) Wilshire 5000 index from December 1989 to December 1994. The return on the indices is calculated assuming the investment of $100 on December 31, 1989 and the reinvestment of dividends. Pursuant to the Plan of Reorganization, each holder of Common Stock on the Consummation Date received 0.68 of a Salant B Warrant for each share held. The return on Common Stock assumes the reinvestment in Common Stock of the value on the Consummation Date of such portion of a Salant B Warrant for each share held.

       CUMULATIVE TOTAL SHAREHOLDER RETURN DECEMBER 1989 TO DECEMBER 1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           SALANT CORP.   WILSHIRE 5000  S&P TEXTILES
Dec-89               100            100            100
Dec-90             13.83          93.82          86.97
Dec-91              26.6         125.91         139.42
Dec-92             80.85         137.21         148.42
Dec-93             65.31          152.7         112.25
Dec-94             50.92         152.61         109.96

EMPLOYMENT AGREEMENTS

    Mr. DiPaolo is a party to an Employment Agreement (the "1993 DiPaolo Agreement"), dated as of September 20, 1993, which provides for his employment as Chairman of the Board, President and Chief Executive Officer of Salant through December 31, 1994. The 1993 DiPaolo Agreement provides for the payment of a base salary in the amount of $600,000 from January 2, 1994 to December 31, 1994. Under the terms of the 1993 DiPaolo Agreement, Mr. DiPaolo is paid a cash bonus equal to 20% of his then current annual salary in the event the Company generates operating income for the year equal to at least 90% of the operating income provided in the Company's annual business plan. If the Company's operating income for the year equals or exceeds 95% of the annual business plan, then he receives a cash bonus equal to 50% of his then current annual salary. At 100% of the annual business plan, he receives a cash bonus equal to 100% of his then current annual salary. Actual operating income in excess of the annual business plan increases Mr. DiPaolo's incentive payment by 20% of his then current annual salary for each five percentage point increment of increased operating income for the year. Determinations of operating income for the year are calculated before amortization of intangibles and after any reserve for contingencies. Pursuant to the Plan of Reorganization, the 1993 DiPaolo Agreement provides for the payment in cash of a consummation bonus of $900,000 (the "Consummation Bonus"), payable in three equal installments after the Consummation Date. The first two installments were paid in 1993, and the third was paid on December 31, 1994. In addition, pursuant to the 1993 DiPaolo Agreement, Mr. DiPaolo received, simultaneously with the payment of the final installment of the Consummation Bonus, a cash payment of $806,000 to offset the tax consequences resulting from his receipt of the Consummation Bonus. Mr. DiPaolo has the right to terminate his employment for "good reason" (as defined in the 1993 DiPaolo Agreement) and receive within thirty days of the date of that termination a lump sum payment equal to the sum of (i) two times his then current annual salary, plus (ii) $250,000, plus (iii) the excess of the aggregate "Fair Market Value" (as defined in the applicable stock option plan) on the termination date of the Common Stock subject to the stock options then held by Mr. DiPaolo over the aggregate exercise price of those stock options. With respect to the portion of the payment described in clause (iii), Mr. DiPaolo may defer payment and the date for measuring Fair Market Value for up to seven months.

    Mr. DiPaolo is also party to an agreement (the "Extension Agreement"), dated as of September 22, 1993. Pursuant to the Extension Agreement, Salant has the option to extend Mr. DiPaolo's employment for a period of one year, which commenced on January 1, 1995 and ends on December 31, 1995, with an increase of $25,000 in Mr. DiPaolo's base salary to $625,000. In consideration for this option, the Company agreed to guarantee that it will fully comply with all of the terms and conditions of the 1993 DiPaolo Agreement. The Company exercised the option on June 28, 1994. In addition, Mr. DiPaolo, together with other members of management, voluntarily reduced his base salary from $625,000 to $600,000 per annum effective February 11, 1995 for the remainder of the 1995 calendar year.

    In addition to the foregoing, pursuant to a life insurance/salary continuation plan adopted by Manhattan in 1977, if Mr. DiPaolo dies during his employment by Salant and prior to retirement, his beneficiaries receive $202,957 annually for a period of 10 years. If Mr. DiPaolo remains with Salant until his retirement, he will receive an annuity for a period of 15 years at the rate of approximately $115,815 annually and thereafter for life at the rate of approximately $86,584 annually. In the event that Mr. DiPaolo's employment with Salant is terminated other than 'for cause' (as defined in the 1993 DiPaolo Agreement), Salant has agreed to assign to Mr. DiPaolo three insurance policies on his life owned by Salant, with an aggregate current cash surrender value of approximately $106,961.

    Mr. Aronson is a party to an employment agreement, dated as of December 31, 1990, which provides for his employment as Executive Vice President through December 31, 1992 at an annual salary of $350,000. On June 30, 1992, Salant extended the agreement for an additional two years. On October 18, 1994, Salant extended the agreement (the "1994 Aronson Agreement") for an additional two years until December 31, 1996. The 1994 Aronson Agreement provides for an annual salary of $365,000 for the 1995 fiscal year and $380,000 for the 1996 fiscal year. Mr. Aronson is also paid a cash bonus equal to 36% of his annual salary in the event the Company generates operating income for the year equal to at least 90% of the operating income provided for in the Company's annual business plan. If the Company's operating income for the year equals or exceeds 100% of the annual business plan, then he will receive 40% of his annual salary. Determinations of operating income for the year are calculated before amortization of intangibles and after any reserve for contingencies. The 1994 Aronson Agreement also provides for a consulting period of five years after the employment period at an annual fee of not less than $100,000. In the event of a "Change of Control" (as defined in the 1994 Aronson Agreement) Mr. Aronson may terminate his employment and collect his salary for six months or through December 31, 1996, whichever time period results in the greater payment. In addition, Mr. Aronson, together with other members of management, voluntarily reduced his base salary from $365,000 to $350,000 per annum effective February 11, 1995 for the remainder of the 1995 calendar year.

    Mr. Lavigne is a party to an employment agreement (the "Lavigne Agreement"), dated as of December 21, 1993, which provides for his employment as Executive Vice President, Marketing of Salant Corporation and Chairman of its Perry Ellis Division from January 2, 1994 until December 31, 1996. The Lavigne Agreement provides for the payment of a fixed base salary in the amount of $475,000 in the first contract year, $550,000 in the second contract year and $600,000 in the third contract year. Mr. Lavigne is also paid a cash bonus equal to 10% of his annual salary in the event the Company generates operating income for the year equal to at least 90% of the operating income provided for in the Company's annual business plan. If the Company's operating income for the year equals or exceeds 95% of the annual business plan, then he will receive 25% of his annual salary. If 100% of the annual business plan is achieved, he receives 50% of his annual salary. Actual operating income in excess of the annual business plan increases Mr. Lavigne's incentive payment by 10% of his annual salary for each five percentage point increment of increased operating income for the year. Determinations of operating income for the year are calculated before amortizations of intangibles and after the reserve for contingencies. In addition to the incentive bonus described above, Lavigne will receive an annual bonus equal to five (5%) percent of the Pretax Income (as such term is defined in the Lavigne Agreement) of the Perry Ellis Division in each fiscal year of the Lavigne Agreement. The Lavigne Agreement provides for a minimum compensation (inclusive of all bonuses) to Mr. Lavigne of $910,000 for each of the three contract years. In addition, pursuant to the Lavigne Agreement, the Company loaned Mr. Lavigne $750,000 which is evidenced by a demand promissory note of $750,000 (the "Note"). The Note bears interest at the prime rate in effect from time to time at Chemical Bank plus one and one half (1 1/2%) percent per annum. The Lavigne Agreement provides that the Company will not demand payment of either principal or interest on the Note prior to the earlier to occur of (i) December 31, 1996 or (ii) the date that Mr. Lavigne is no longer employed by the Company. In addition, if the Company's aggregate actual operating income during the three year period of the Lavigne Agreement exceeds the aggregate planned operating income during such period, the Company will forgive the Note plus all accrued interest thereon by the amount of such over achievement. In addition, Mr. Lavigne, together with other members of management, voluntarily reduced his base salary from $550,000 to $475,000 per annum effective March 1, 1995 for the remainder of the 1995 calendar year.

    Mr. Randall is a party to an employment agreement (the "Randall Agreement"), dated July 30, 1993, which provides for his employment as Senior Vice President, Treasurer and Chief Financial Officer of Salant through December 31, 1994. The Randall Agreement provides for an annual base salary of $280,000 from January 2, 1994 through December 31, 1994. Mr. Randall is also paid a cash bonus equal to 36% of his annual salary in the event the Company generates operating income for the year equal to at least 90% of the operating income provided for in the Company's annual business plan. If the Company's operating income for the year equals or exceeds 100% of the annual business plan, then he will receive 40% of his annual salary. Determinations of operating income for the year are calculated before amortization of intangibles and after any reserve for contingencies. Mr. Randall has the right to terminate his employment following a "change of control" for "good reason" (as those terms are defined in the Randall Agreement) and receive within thirty days of the date of termination a lump sum in an amount equal to the sum of (i) two times his then current salary, plus
(ii) $40,000, plus (iii) the excess of the aggregate "Fair Market Value" (as defined in the applicable stock option plan) on the termination date of the Common Stock subject to the stock options then held by Mr. Randall over the aggregate exercise price of those stock options. With respect to the portion of the payment described in clause (iii), Mr. Randall may defer payment and the date for measuring Fair Market Value for up to seven months.

    Mr. Randall is also a party to an agreement (the "1994 Randall Agreement"), dated October 25, 1994. Pursuant to the 1994 Randall Agreement, Salant extended his employment for two years and increased his annual base salary to $300,000 for 1995 and $320,000 for 1996. In addition, Mr. Randall, together with other members of management, voluntarily reduced his base salary from $300,000 to $280,000 per annum effective February 26, 1995 for the remainder of the 1995 calendar year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation and Stock Plan Committees are Messrs. Leppo, Schiller and Yorke, none of whom were (i) during the 1994 fiscal year, an officer of the Company or any of its subsidiaries or (ii) formerly an officer of the Company or any of its subsidiaries.

REPORT OF THE COMPENSATION AND STOCK PLAN COMMITTEES ON EXECUTIVE COMPENSATION

    This report sets forth the compensation policies that guide decisions of the Compensation and Stock Plan Committees with respect to the compensation of the Company's executive officers. This report also reviews the rationale for pay decisions that affected Mr. DiPaolo during the 1994 fiscal year, and, in that regard, offers additional insight into the figures that appear in the compensation tables which are an integral part of the overall disclosure of executive compensation. Any consideration of pay-related actions that may become effective in future fiscal years are not reported in this statement.

    COMMITTEE RESPONSIBILITY. The central responsibility of the Compensation Committee is to oversee compensation practices for the Company's executive officers. In this capacity, it reviews salaries, benefits, and other compensation paid to the Company's executive officers and recommends actions to the full Board of Directors with respect to these matters. The Stock Plan Committees administer the Company's 1987, 1988 and 1993 Stock Plans and, in this role, are responsible for granting stock options to all of the Company's eligible employees, including its officers.

    STATEMENT OF COMPENSATION POLICY. In the context of their oversight roles, the Compensation and Stock Plan Committees are dedicated to ensuring that the Company's financial resources are used effectively to support the achievement of its short-term and long-term business objectives. In general, it is the policy of the Company that executive compensation:

        (a) reflect relevant market standards for individuals with superior capabilities so as to ensure that the Company is effectively positioned to recruit and retain high-performing management talent;

        (b) be driven substantially by the Company's performance as measured by the achievement of internally generated earnings targets; and

        (c) correlate with share price appreciation, thereby coordinating the interests of management and shareholders.

Percentile objectives are not specified in setting executive compensation.

    The members of the Compensation and Stock Plan Committees believe that the Company's executive compensation program is well structured to achieve its objectives. These objectives are satisfied within the context of an overall executive pay system that is comprised of a market driven base salary, variable incentive compensation and options to purchase the Company's Common Stock.

    DESCRIPTION OF COMPENSATION PRACTICES. It is the Company's practice to enter into employment agreements with its executive officers. These agreements specify the various components of compensation, including, among others, base salary and incentive compensation.

    BASE SALARY. Base salaries for the Company's executive officers are defined in their respective employment agreements, and, in the view of the Compensation Committee, reflect base pay levels that generally are being commanded by high-quality management in the marketplace. The Compensation Committee's normal practice is to review each executive officer's salary at the time of contract renewal, at which point adjustments are recommended to ensure consistency with pay expectations in the apparel industry and to reflect the extent of the executive's contribution to corporate performance over time.

    In the opinion of the Compensation Committee and the Board, Mr. DiPaolo's leadership of the Company, since his election as Chief Executive Officer on March 27, 1991, was a key element in the Company's return to profitability and its achievement of substantial consensus on the Plan of Reorganization. In order to assure the continuing availability of Mr. DiPaolo's services beyond the first anniversary of the Consummation Date, as provided by an employment agreement, dated March 27, 1991, at the recommendation of the Compensation Committee, the Board approved the terms of the 1993 DiPaolo Agreement. Under the 1993 DiPaolo Agreement, Mr. DiPaolo's annual base salary was $600,000 in the 1994 fiscal year. Pursuant to the Extension Agreement, the Company had the option to extend Mr. DiPaolo employment for a period of one year commencing on January 1, 1995 on the same terms and conditions as the 1993 DiPaolo Agreement, except that the base salary increased to $625,000 from $600,000. Based on Mr. DiPaolo's proven leadership and continuing contribution, the Compensation Committee determined on June 28, 1994 to exercise its option under the Extension Agreement.

    INCENTIVE COMPENSATION. Incentive compensation payments to executive officers are based on the Company's performance and are intended to motivate the Company's executive officers to maximize their efforts to meet and exceed key earnings goals.

    The   specific  terms   of  each  incentive   arrangement  are  individually
negotiated, but, in general, executive officers can earn incremental cash compensation based on the extent to which the Company achieves and exceeds annual earnings targets. Ordinarily, executive officers are paid a fixed cash award in years when operating income (before amortization of intangibles and after any reserve for contingencies) equals 100% of the annual business plan. Smaller awards are paid when earnings fall below plan levels, and greater payments are made when results exceed plan. There is no limit on the overall incentive opportunity; however, in a year in which operating income falls below 90% of the annual business plan, no incentive compensation payments are made.

    The 1993 DiPaolo Agreement provides for a cash bonus if the Company achieves 90% of its annual business plan. Inasmuch as the Company's operating income for 1994 did not equal 90% of the annual business plan, Mr. DiPaolo did not receive incentive compensation for the 1994 fiscal year.

    COMPENSATION FOR EXTRAORDINARY EFFORTS. In recognition of the extraordinary efforts of certain of the Company's employees throughout the course of the Company's reorganization, at the recommendation of the Compensation Committee, the Board approved in 1993, and the Company established, a cash bonus pool of $1,300,000 to fund special one-time distributions among four employees, including Mr. DiPaolo and two other executive officers. Under the 1993 DiPaolo Agreement, as a result of the consummation of the Plan of Reorganization, Mr. DiPaolo in 1994 received $300,000 as the final installment of his consummation bonus of $900,000 together with an additional payment of $809,000 to offset the tax consequences of the entire consummation bonus paid in 1993 and 1994.

    STOCK PLANS. The Company reinforces the importance of producing attractive returns to shareholders over the long term through the operation of its 1987, 1988 and 1993 Stock Plans. Stock options granted pursuant to the Stock Plans provide recipients with the opportunity to acquire an equity interest in the Company and to participate in the increase in shareholder value reflected in an increase in the price of Company shares.

    Exercise prices of options are ordinarily equal to 100% of the fair market value of the Company's shares on the date of grant of the option. This ensures that executives will derive benefits as shareholders realize corresponding gains. To encourage a long-term perspective, options are assigned a 10-year term, and most options become exercisable in equal installments on the first, second and third anniversaries of the date of grant.

    Stock options granted to executive officers typically are considered when employment agreements are initiated or renewed. In recent years, the Stock Plan Committees have based their decisions to grant stock options on competitive factors, their understanding of current industry compensation practices and their assessment of individual potential and performance. By granting stock options, the Committees are not only addressing market demands with respect to total compensation opportunities, but are also effectively reinforcing the Company's policy of encouraging executive stock ownership in support of building shareholder value.

    The Stock Plan Committees made no recommendations for additional option grants to Mr. DiPaolo in 1994.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year.

    In 1995, Section 162(m) may only affect the tax deductibility of a portion of the compensation paid to two of the Company's executive officers. Since each of the Company's executive officers have existing employment agreements, the Compensation Committee is not in a position to effectuate a change in compensation in response to Section 162(m) at this time. The Compensation Committee intends to consider, to the extent practicable, appropriate action in the future to preserve the deductibility of executive compensation.

    SUMMARY. The Compensation and Stock Plan Committees are responsible for a variety of compensation recommendations and decisions affecting the Company's executive officers. By conducting their decision making within the context of a highly integrated, multicomponent framework, the Committees ensure that the overall compensation offered to executive officers is consistent with the Company's interest in providing competitive pay opportunities which reflect its pay-for-performance orientation and support its short-term and long-term business mission. The Compensation and Stock Plan Committees will continue to actively monitor the effectiveness of the Company's executive compensation plans and assess the appropriateness of executive pay levels to assure prudent application of the Company's resources.

                   Marvin Schiller, Chairman
                   Harold Leppo
                   Edward M. Yorke

SALANT CORPORATION RETIREMENT PLAN

    Salant sponsors the Salant Corporation Retirement Plan (the "Retirement Plan"), a noncontributory, final average pay, defined benefit plan. A participant becomes vested upon completion of 5 years of service. The Retirement Plan provides pension benefits and benefits to surviving spouses of participants who die prior to retirement. At normal retirement, a member receives an annual pension benefit for life equal to the greater of (a) the sum of 0.65% of his/her average final annual compensation for the highest 5 consecutive years of the last 15 years preceding retirement ("final average compensation") not in excess of 140% of the average Social Security wage base for the 35-year period ending with retirement ("covered compensation") plus 1.25% of final average compensation in excess of covered compensation multiplied by the number of years of his/her credited service not in excess of 35, or (b) $96 multiplied by the number of years of his/her credited service, but not to exceed $2,880. A participant may elect an actuarially reduced benefit at his/her early retirement. The benefit formula of the Retirement Plan was amended in October 1991 effective as of December 1, 1989. A participant's benefit under the Retirement Plan will never be less than the greater of his/her accrued benefit under the terms of such plan prior to (a) the effective date of the amendment or
(b) January 1, 1994. The benefit formula prior to amendment was 1 1/4% of a participant's average final annual compensation for the highest 5 consecutive years of the last 15 years preceding retirement multiplied by the number of years of his/her credited service not in excess of 30, minus up to 50% of primary social security, prorated for fewer than 30 years of service. The following table shows the annual pension benefits which would be payable to members of the Retirement Plan at normal retirement after specific periods of service at selected salary levels, assuming the continuance of the Retirement Plan.

      ESTIMATED ANNUAL PENSION PAYABLE TO MEMBER UPON RETIREMENT AT AGE 65

              AVERAGE ANNUAL COMPENSATION IN                             NUMBER OF YEARS OF SERVICE(B)
           HIGHEST FIVE CONSECUTIVE YEARS OF THE             -----------------------------------------------------
           LAST 15 YEARS PRECEDING RETIREMENT(A)                10         20         25         30         35
-----------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
      $ 60,000.............................................  $   5,458  $  10,916  $  13,645  $  16,374  $  19,103
        80,000.............................................      7,958     15,916     19,895     23,874     27,853
       100,000.............................................     10,458     20,916     26,145     31,374     36,603
       120,000.............................................     12,958     25,916     32,395     38,874     45,353
       150,000.............................................     16,708     33,416     41,770     50,124     58,478
       180,000.............................................     16,708     33,416     41,770     50,124     58,478
       200,000.............................................     16,708     33,416     41,770     50,124     58,478

--------------

(a) Effective from 1989 through 1993, no more than $200,000 of compensation (adjusted for inflation) may be recognized for the purpose of computing average annual compensation. Subsequent to 1993, no more than $150,000 of compensation (adjusted for inflation) may be recognized for such purpose.

(b) Messrs. Aronson, DiPaolo, Lavigne, Randall and Rodgers have, respectively, 25 years, 10 years, 5 years, 4 years, 37 years of credited service under the Retirement Plan.

    Messrs. Aronson, DiPaolo and Lavigne were participants in the Manhattan Industries, Inc. Employees Benefit Plan (the "Manhattan Plan"), which was merged into the Retirement Plan as of March 1, 1992. Their years of service as participants in the Manhattan Plan will be considered in determining their benefits under the Retirement Plan. Furthermore, their benefits under the Retirement Plan will never be less than their accrued benefits under the terms of the Manhattan Plan determined as of January 31, 1989. The benefit formula of the Manhattan Plan was the product of (a) the sum of (i) 0.50% of the participants' average annual compensation for any 36-consecutive month period of his employment ("final average compensation") in excess of his covered compensation plus (ii) 1.00% of his final average compensation in excess of covered compensation multiplied by (b) the number of his years of service.

                 CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

    Except as described below, no transactions have occurred since January 3, 1994 to which Salant was or is to be a party and in which directors, executive officers or control persons of Salant, or their associates, had or are to have a direct or indirect material interest.

    According to the Schedule 13D filed with the Securities and Exchange Commission by Apollo Apparel, in connection with the Plan of Reorganization, Apollo Apparel received, as part of the consideration to discharge claims in respect of $64,850,000 in principal amount of Salant's 13 3/4% Senior Subordinated Reset Notes due 1995, 5,924,355 shares of Common Stock, or 43.8% of the then outstanding shares of Common Stock. Pursuant to the Plan of
Reorganization, Salant and Apollo Apparel entered into the Apollo Agreement which addresses the representation of Apollo Apparel on Salant's Board of Directors and restricts the ownership level of Common Stock by Apollo Apparel and its affiliates. Pursuant to the Apollo Agreement, if Apollo Apparel's designee to Class One is elected (as was the case at the Annual Meeting of Stockholders in 1994) and Salant nominates Apollo Apparel's designee to serve in Class Two at the 1995 Annual Meeting of Stockholders (as is the case at this Annual Meeting), then Apollo Apparel (i) will vote its shares of Common Stock in favor of Salant's slate for Class Two and (ii) will not solicit proxies in favor of or in any other way, directly or indirectly, support nominees to Class Two not proposed by Salant. The Apollo Agreement does not address elections of directors in Class Three or any subsequent elections of Class One or Class Two directors.

    While Apollo Apparel has a designee on the Salant Board of Directors, one of Apollo Apparel's designees will serve on the Executive Committee of Salant. If, at any time, Apollo Apparel and its affiliates own less than 5% of the outstanding shares of Common Stock, Apollo Apparel has agreed that each of the Apollo Apparel designees to the Salant Board of Directors and the Apollo Apparel designee to the Executive Committee of Salant will resign.

    In the event of the death or other removal of any Apollo Apparel designee from the Board of Directors (other than upon their resignation when Apollo Apparel owns less than 5% of Salant), Salant must use its best efforts to elect the successor designated by Apollo Apparel.

    Pursuant to the Apollo Agreement, Apollo Apparel and its affiliates are generally prohibited for a period of three years from the Consummation Date from acquiring additional shares of Common Stock and from forming, joining or participating in a group with any other person to acquire shares of Common Stock. These prohibitions terminate if a tender offer is made for more than 40% of the outstanding Common Stock or if a person who is not affiliated or acting in concert with Apollo Apparel acquires or proposes to acquire 40% of the outstanding Common Stock.

    The Apollo Agreement terminates upon the later of (i) September 20, 1996  or
(ii) when Apollo Apparel and its affiliates own less than 5% of the outstanding Common Stock and Apollo Apparel has no designees on the Board of Directors of Salant.

    Pursuant to the Plan of Reorganization, Salant and Apollo Apparel also entered into a registration rights agreement, which provides Apollo Apparel with piggyback registrations and two demand registrations, subject to certain limitations, and with certain indemnification rights against Salant for securities laws claims related to any demand or piggyback registration.

    As described in "Employment Agreements" herein, the Company loaned Mr. Lavigne $750,000, which is evidenced by a demand promissory note. The Note bears interest at the prime rate in effect from time to time at Chemical Bank plus one and one half (1 1/2%) percent per annum. The Lavigne Agreement provides that the Company will not demand payment of either principal or interest on the Note prior to the earlier to occur of (i) December 31, 1996 or (ii) the date Mr. Lavigne is no longer employed by the Company. In addition, if the Company's aggregate actual operating income during the three-year period of the Lavigne Agreement exceeds the aggregate planned operating income during such period, the Company will forgive the Note plus all accrued interest thereon by the amount of such over achievement.

                              INDEPENDENT AUDITORS

    Deloitte & Touche currently serve as independent auditors for Salant. Deloitte & Touche and its predecessors have served as independent auditors for Salant since 1951.

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche to serve as Salant's independent auditors to audit its books and accounts for its fiscal year which ends on December 30, 1995. Such appointment is conditioned upon ratification by the stockholders, and the matter will be presented at the Annual Meeting. If the stockholders do not ratify the appointment, the selection will be reconsidered by the Board of Directors of Salant.

    A representative of Deloitte & Touche will be present at the stockholders' meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

    Any proposal of a stockholder to be presented at the Annual Meeting of Stockholders in 1996 must be received by the Secretary of Salant at its principal offices, prior to 5:00 p.m., New York City time, on December 1, 1995, in order to be considered for inclusion in Salant's 1996 proxy materials. Any such proposal must be in writing and signed by the stockholder.

                                 OTHER MATTERS

    Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

    Stockholders may receive, without charge, a copy of Salant's Form 10-K Report for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission, by writing to Secretary, Salant Corporation, 1114 Avenue of the Americas, New York, New York 10036.

                                          By Order of the Board of Directors,

                                          JOHN S. RODGERS
                                          SECRETARY

PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                               SALANT CORPORATION


     The undersigned hereby appoints Ann Dibble Jordan, Harold Leppo, and John
S. Rodgers proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Salant Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Corporation to be held May 9, 1995 or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                               SALANT CORPORATION



                         ANNUAL MEETING OF STOCKHOLDERS


                             May 9, 1995, 10:00 a.m.
                   Salant Corporation Headquarters, 36th Floor
                           1114 Avenue of the Americas
                            New York, New York  10036

1. ELECTION OF DIRECTORS

FOR all nominees            WITHHOLD
listed to the right         AUTHORITY
(except as marked           to vote for all nominees
to the contrary)            listed to the right

/ /                         / /

NOMINEES: Craig M. Cogul, Bruce F. Roberts and Marvin Schiller

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

________________________________________________________________________________


2. Ratification of Deloitte & Touche as
independent auditors of the Corporation.

FOR               AGAINST               ABSTAIN

/ /               / /                   / /


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:__________________________________________________________________, 1995

______________________________________________________________________________
                                   (Signature)

______________________________________________________________________________
                           (Signature if held jointly)


PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                Admission Ticket

                                 ANNUAL MEETING
                                       OF
                         SALANT CORPORATION STOCKHOLDERS


                              TUESDAY, MAY 9, 1995
                                   10:00 A.M.
                   SALANT CORPORATION HEADQUARTERS, 36TH FLOOR
                           1114 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036



                                     AGENDA
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
- Election of Directors
- Ratification of the appointment of independent auditors
- Report on the progress of the Corporation
- Informal discussion among stockholders and management in attendance
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------